Portland General Electric Company
                  121 SW Salmon Street Portland, Oregon 97204





Via Certified Mail
------------------

January 16, 2004

Wells Fargo Bank Northwest NA
Attn:  Necia Stevens
Corporate Trust, 12th Floor
299 South Main
Salt Lake city, Utah 84111

Subject:    Renewal Notice for 5 years: Coal Unloading and Handling Facility,
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            Boardman, Oregon
            ----------------

Dear Ms. Stevens:

Portland General Electric Company, ("PGE"), is the Lessee under the Lease Agreement dated as of September 1, 1979, as amended and restated, for the coal handing facility referenced above. Attached, is a Notice of PGE regarding the option to renew the lease, commencing January 23, 2005 for a period of 5 years pursuant to the provisions of Sections 19 and 28 of the Lease Agreement.

If you have any questions about this notice, please call Mahendra Shah at (503) 464 7087, or me at (503) 464 7395.

Sincerely,

/s/ William Valach

William Valach
Assistant Treasurer

c.  ICON/Boardman Facility LLC            US Bank
    c/o ICON Capital Corp.                Corporate Trust Services
    Attn: Paul Weiss                      Attn: Cora Gruenberg
    260 California Street, 7th Floor      555 SW Oak Street, PL-6
    San Francisco, CA 94111               Portland, OR 97204



                                   - Page 1 -

c.  US Bank                               Principal Life Insurance Company
    Corporate Trust Services, Compliance  Attn: Rob Stiles
    Attn: Glendy Yuen                     801 Grand Avenue
    1420 Fifth Avenue, 7th Floor          Des Moines, Iowa 50392-0800
    Seattle, WA 98101

    ICON/Boardman Facility LLC
    Attn:  Matt Laszyk
    100 5th Avenue, 10th Floor
    New York, NY 10011








                                   - Page 2 -

                      COAL UNLOADING AND HANDLING FACILITY
                                BOARDMAN, OREGON
                        PORTLAND GENERAL ELECTRIC COMPANY


                             DATED: JANUARY 16, 2004


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                   NOTICE OF PORTLAND GENERAL ELECTRIC COMPANY
                         REGARDING OPTION TO RENEW LEASE

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NOTICE IS HEREBY GIVEN by Portland General Electric Company (the "Company") to
Wells Fargo Bank Northwest NA Corporate Trust, 12th Floor 299 South Main Salt Lake City, Utah 84111, Lessor under the Lease Agreement dated as of September 1, 1979, as amended and supplemented, between the Company and Lessor ("Lease Agreement"), that, pursuant to the provisions of Sections 19 and 28 of the Lease Agreement, the Company, as Lessee under the Lease Agreement, hereby elects to renew the Lease for an initial renewal period of five (5) years.

          The Company hereby certifies that a copy of this Notice has been mailed to the Owner Participant as required by Section 28 of the Lease Agreement.

          All words and terms used in this Notice not otherwise defined herein shall have the meanings specified in the Lease Agreement.

          DATED as of the day and year first above written.

                                              PORTLAND GENERAL ELECTRIC COMPANY

                                              /s/ James J. Piro
                                              ---------------------------
                                              Name: James J. Piro
                                              Title: Executive VP and CFO